UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2007

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111Grier Avenue, Suite B, Las Vegas , Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 307-4102

Registrant's telephone number, including area code

Item 8.01 Other Events

On July 5, 2007, Emergency Filtration Products, Inc. (the “Company”) entered into a litigation settlement agreement with NanoScale Corporation (“NanoScale”).  The original complaint was filed on July 27, 2006 by plaintiff Nanoscale in the United States District Court for the district of Kansas, Kansas City, Case No. 06-2311 KHV, naming Emergency Filtration Products, Inc., Applied Nanoscience Inc., Douglas Beplate and Thomas Allen as defendants.  The settlement agreement contains provisions for the dismissal of all claims and counterclaims filed in the action subject to an initial payment by defendants of $150,000 with a subsequent payment of $450,000 within ninety days.  The cost of the settlement will be borne equally by the Company and Applied Nanoscience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 12, 2007

Emergency Filtration Products, Inc.

By:  /S/ Philip Dascher

Philip Dascher, Chief Executive Officer